Exhibit 99.1

NUVERRA ANNOUNCES COST REDUCTION INITIATIVES
IN RESPONSE TO CURRENT MARKET CONDITIONS

SCOTTSDALE, AZ (April 8, 2020) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced that in response to the market uncertainty created by the COVID-19 virus and the recent decline in crude oil prices, the Company has implemented a number of initiatives to adjust the Company’s cost structure in anticipation of reduced revenue for the remainder of 2020, including:

•	Reduced Board and CEO compensation by 25%

•	Reduced select other executive salaries by 20%

•	Adjusted all other exempt and non-exempt non-contracted salaries by between 10% and 20%

•	Effected headcount reduction, including changes made earlier in the first quarter, of approximately 100 employees

•	Materially scaled back operations in two completions-related businesses and closed one location

•	Reduced other non-critical operating expenses

These changes will save the company approximately $11 million in annual costs and allow Nuverra to be more competitive across its business lines.

In addition to these initiatives, the Company is targeting a 25% to 30% reduction in its capital expenditure budget and is actively reviewing its organizational structure and taking additional steps to further streamline its operations. The ultimate goal of these actions is to improve liquidity while still retaining the ability to deliver safe and reliable service to our customers.

“In these unprecedented times, we are focused foremost on protecting our employees and customers from the threat posed by COVID-19,” stated Charlie Thompson, Chief Executive Officer. “At the same time, we have made difficult but important decisions to counteract the rapid decline in commodity prices. We have asked a lot of our employees to help the Company weather this storm. We will continue to review the business and act aggressively to match our costs to activity levels. These actions will help Nuverra navigate this difficult market environment.”

About Nuverra

Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise.

The statements contained herein are also subject generally to various risks and uncertainties that are described from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com